UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2007

HOKU SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51458	94-0351487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1075 Opakapaka Street Kapolei, Hawaii	96707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 682-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Termination of Contract with CH2M Hill Lockwood Greene; Entry into Agreement with VECO USA, Inc.

On March 27, 2007, Hoku Scientific, Inc. issued a press release announcing that its subsidiary, Hoku Materials, Inc., had performed the groundbreaking ceremony on land it is leasing from the City of Pocatello, Idaho, and that Hoku Scientific had terminated its engineering services contract with CH2M Hill Lockwood Greene, and entered into a new engineering services agreement with VECO USA, Inc., entitled “Hoku Breaks Ground on Polysilicon Facility in Pocatello, Idaho.” The press release is attached as Exhibit 99.1.

In August, 2006, Hoku Scientific entered into an agreement with CH2M Hill Lockwood Greene for the initial phase of engineering services in connection with the Company’s planned polysilicon production facility in Idaho. In February, 2007, the Company entered into an agreement with VECO USA, Inc. to provide engineering services for its planned polysilicon production facility, and on March 26, 2007, Hoku Scientific terminated its agreement with CH2M Hill Lockwood Greene. Upon termination, the Company is obligated to pay CH2M Hill Lockwood Greene for services rendered prior to termination as well as any out-of-pocket costs associated with such termination. The Company does not expect these costs to be material.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press Release, dated March 27, 2007, entitled “Hoku Breaks Ground on Polysilicon Facility in Pocatello, Idaho.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 27, 2007

HOKU SCIENTIFIC, INC.

By:	/s/ DUSTIN SHINDO
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release, dated March 27, 2007, entitled “Hoku Breaks Ground on Polysilicon Facility in Pocatello, Idaho.”